SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2003

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(CommissionFile Number)	(IRS EmployerIdentification No.)

371 Bel Marin Keys Boulevard, Suite 210, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(415) 884-6700

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On February 21, 2003, BioMarin Pharmaceutical Inc. (the “Registrant”) announced that it priced its previously announced public offering of common stock. In the offering, the Registrant is selling 7,500,000 shares at a price to the public of $10.00 per share, or a total offering price of $75.0 million. The net proceeds to the Registrant are expected to be approximately $70.1 million. The Registrant’s press release related to the pricing of the offering issued on February 21, 2003 is attached hereto as Exhibit 99.1.

In order to furnish certain exhibits for incorporation by reference into the registration statement related to the offering, the Registrant is filing the Underwriting Agreement, the consent of the Registrant’s independent accountants, KPMG LLP, and the opinion of the Registrant’s counsel regarding the validity of the shares to be sold in the offering.

Item 7.    Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

	Exhibit 1.1	Underwriting Agreement dated February 21, 2003 by and among BioMarin Pharmaceutical Inc. and UBS Warburg LLC, CIBC World Markets Corp. and SG Cowen Securities Corporation
	Exhibit 5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP
	Exhibit 23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (Included with Exhibit 5.1)
	Exhibit 23.2	Consent of KPMG LLP
	Exhibit 99.1	Press Release of the Registrant dated February 21, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: February 21, 2003	By:	/s/ LOUIS DRAPEAU Louis Drapeau Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated February 21, 2003 by and among BioMarin Pharmaceutical Inc. and UBS Warburg LLC, CIBC World Markets Corp. and SG Cowen Securities Corporation

Exhibit 5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP

Exhibit 23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (Included with Exhibit 5.1)

Exhibit 23.2	Consent of KPMG LLP

Exhibit 99.1	Press Release of the Registrant dated February 21, 2003